UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 19, 2015

AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-18272	27-4213903
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011
(Address of principal executive offices)

+81 3-5764-3380
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2015, our company and Aqua Power System Japan Kabushiki Kaisha, (“AP Japan”), a corporation in formed under the laws of Japan, and Tadashi Ishikawa, the sole shareholder of AP Japan (the “AP Japan Shareholder”), entered into a share exchange agreement (the “Share Exchange Agreement”). Pursuant to the terms and conditions of the Share Exchange Agreement, we acquired an aggregate of nine thousand eight hundred ninety (9,890) shares of AP Japan representing all (100%) shares of AP Japan from the AP Japan Shareholder (the “AP Japan Shares”) and in exchange issued an aggregate of three million eight hundred six thousand five hundred fifty-nine (3,806,559) restricted shares of its common stock to the AP Japan Shareholder (the “APSI Shares”).

Additionally, AP Japan received an initial payment of one hundred fifty thousand ($150,000) dollars upon execution of the Share Exchange Agreement and we issued promissory notes to AP Japan as follows:

1.	$100,000 due on July 31, 2015;
2.	$100,000 due on August 31, 2015;
3.	$100,000 due on September 30, 2015; and
4.	$100,000 due on October 31, 2015.

(collectively, the “Promissory Notes”)

Copies of the Promissory Notes are filed as an exhibit hereto as Exhibit A to the Share Exchange Agreement.

As a result of the Share Exchange Agreement, AP Japan became a wholly-owned subsidiary of our company. The Share Exchange Agreement contains customary representations and warranties. The AP Japan Shareholder is also a director and officer of our company.

For a complete description of the specific terms and conditions of the Share Exchange Agreement, a copy of the same is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 29, 2015, we entered into a licensing and option agreement (“License Agreement”) with the AP Japan Shareholder, and AP Japan. Pursuant to the Share Exchange Agreement, the parties have agreed that the Share Exchange Agreement shall supersede and terminate the License Agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered SALES of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

As of June 19, 2015, as a condition to the closing of the Share Exchange Agreement, we issued three million eight hundred six thousand five hundred fifty nine (3,806,559) restricted shares of our common stock to the AP Japan Shareholder.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement among our company, Tadashi Ishikawa and Aqua Power System Japan Kabushiki Kaisha dated June 19, 2015
10.2	License and Option Agreement among our company, Tadashi Ishikawa and Aqua Power System Japan Kabushiki Kaisha dated May 29, 2015 (incorporated by reference to our Current Report on Form 8-K filed on May 29, 2015 as Exhibit 10.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2015

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Tadashi Ishikawa
Director